Exhibit 23-B


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Toys "R" Us, Inc. on Form S-4 of our report dated March 29, 1996, appearing in the Annual Report on Form 10-K of Baby Superstore, Inc. for the year ended January 31, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP

Greenville, South Carolina
December 26, 1996